EXHIBIT 99.1

Volcon Achieves Stag Validation Milestone, Announces Stag Delivery Date for October 2023

AUSTIN, TX | August 23, 2023 | Volcon Inc. (NASDAQ: VLCN) (“Volcon” or the “Company”), the first all-electric, off-road powersports company, announces the first shipments for their groundbreaking all-terrain vehicle, the Stag, is expected to begin October 2023. Volcon recently received its final engineering validation unit from manufacturing partner GLV, marking a major development milestone for the Stag. Volcon has been validating the final engineering units, including recent regulatory testing which the Company’s vehicle passed. Following these developments, Volcon has begun ramping for production, scheduled to start in October, with the first shipments before the end of that month.

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Watch the latest update on the Stags shipment date & factory readiness: https://info.volcon.com/stag-update-2

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The Stag, a powerful, high performance, electric UTV, has generated widespread anticipation since its initial introduction. With its cutting-edge drivetrain technology, robust design, and commitment to sustainable performance, the Stag promises to redefine the powersports experience while minimizing environmental impact.

"We are excited to share this news with our customers, dealers, and the overall powersports community. Our ability to announce the expected launch of the Stag in October 2023 is a testament to our strategic alliances and trusted suppliers," said Jordan Davis, CEO of Volcon ePowersports. "Our team has worked tirelessly to bring the Stag to life, and we can't wait for enthusiasts to experience the thrill of riding this exceptional electric UTV."

The Stag is designed to meet the demands of both recreational riders and outdoor professionals, offering unmatched power, range, and versatility. With its rugged construction, long-lasting battery life, and impressive performance capabilities, the Stag is poised to set a new standard in the powersports industry.

Volcon ePowersports remains committed to pushing the boundaries of electric vehicle technology, and the Stag demonstrates their ongoing innovation and dedication to a cleaner, more sustainable future for outdoor enthusiasts.

About Volcon, Inc

Based in the Austin, Texas area, Volcon was founded as the first all-electric powersports company producing high-quality and sustainable electric vehicles for the outdoor community. Volcon electric vehicles are the future of off-roading, not only because of their environmental benefits, but also because of their near silent operation, which allows for a more immersive outdoor experience.

Volcon's 2023 vehicle roadmap includes both motorcycles and UTVs hitting the market in North America. Its first product, the innovative Grunt, has been shipping to customers since late 2021 and combines a fat-tired physique with high-torque electric power and a near-silent drive train. The Volcon Grunt EVO, an evolution of the original Grunt with a belt drive, an improved suspension and seat, is expected to begin shipping to customers no later than September 2023. Volcon also announced the launch of the Runt LT in the fourth quarter of 2023. The Runt LT is a fun-sized version of the groundbreaking Grunt, is better suited for small statured riders, more compact properties and trails, or as a pit bike at race events, while still delivering robust off-road capabilities. The Brat is Volcon’s first foray into the wildly popular eBike market for both on road and off-road riding and is currently being delivered to dealers across North America. Volcon is also currently delivering the Volcon Youth Line of dirt bikes for younger riders between the ages of 4 to 11. Volcon debuted the Stag in July 2023 and entered the rapidly expanding UTV market. The Stag empowers the driver to explore the outdoors in a new and unique way that gas-powered UTVs cannot. The Stag offers the same thrilling performance of a standard UTV without the noise (or pollution), allowing the driver to explore the outdoors with all their senses.

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Volcon Contacts:

For Media: media@volcon.com
For Dealers: sales@volcon.com
For Investors: investors@volcon.com

Volcon Products:
Volcon Stag: https://www.volcon.com/stag
Volcon Brat: https://www.volcon.com/brat
Volcon Grunt: https://www.volcon.com/grunt-evo

Volcon Runt: https://www.volcon.com/runt-lt
Volcon Youth Line: https://www.volcon.com/youth

For more information on Volcon or to learn more about its complete motorcycle and side-by-side line-up, visit: www.volcon.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, whether the Company can begin production of the Stag to meet expected deliveries to customers beginning in October 2023, whether production of the Grunt EVO and delivery to customers will occur in September 2023 and whether production of the Runt LT will occur in the fourth quarter of 2023. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website, www.sec.gov.

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